                                                                    Exhibit 7.02

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 22nd day of October, 2001, by and among Cox Holdings, Inc., a corporation organized under the laws of the State of Delaware ("Seller"), Cox Enterprises, Inc., a corporation organized under the laws of the State of Delaware ("CEI") and Bill & Melinda Gates Foundation, a philanthropic trust organized under the laws of the State of Washington ("Buyer").

         WHEREAS, Seller is the record and beneficial owner of 5,400,000 shares (the "Shares") of Class A common stock, par value $1.00 per share (the "Class A common stock"), of Cox Communications, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, Seller wishes to sell and transfer the Shares to Buyer, and Buyer wishes to purchase the Shares from Seller, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the Shares from Seller, and Seller hereby agrees to sell the Shares to Buyer, at a purchase price of $37.00 per share, for an aggregate purchase price of $199,800,000.00 (the "Purchase Price").

         2. Closing. Subject to the satisfaction or waiver of the terms and conditions set forth herein, the purchase and sale of the Shares shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. at 11:00 a.m., Washington, D.C. time, on October 29, 2001, or at such other time and place as Buyer and Seller mutually agree (which time and place are designated herein as the "Closing" and the date thereof as the "Closing Date"). At the Closing, Seller shall deliver stock certificates representing the Shares to Buyer, and Buyer shall pay the Purchase Price to Seller by wire transfer of immediately available federal funds to such account as Seller may designate in writing to Buyer prior to the Closing.

         3. Representations and Warranties.

                  a) Buyer's Representations and Warranties. Buyer represents and warrants to, and covenants with, Seller as follows:

                           i)       Organization. Buyer is a philanthropic trust
duly organized and validly existing under the laws of the State of Washington and acting in accordance with the Washington Charitable Trust Act.

                           ii)      Authority. Buyer has the requisite trust
power and authority, and has taken all necessary trust action, required for the due authorization, execution, delivery and performance by it of this Agreement and all other documents and instruments contemplated by this Agreement, and to consummate the transactions contemplated hereby. This Agreement, and all documents and instruments contemplated by this Agreement, have been duly and validly executed and delivered by Buyer, and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

                           iii)     Consents. The execution, delivery and
performance of this Agreement by Buyer and the consummation by Buyer of the obligations and transactions contemplated hereby do not require any consent of, authorization by, filing with, or notice to, any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, or any other individual, corporation, partnership, joint venture, limited liability company, limited partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity.

                           iv)      No Conflict With Other Agreements. The
execution, delivery and performance of this Agreement and any other related documents and instruments contemplated herein, and the consummation of the transactions contemplated hereby, by Buyer will not (a) conflict with or result in a breach of any provision of Buyer's trust agreement or other organizational documents, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture or other contract to which Buyer is a party or by which any of its properties or assets are bound or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state laws and regulations) applicable to Buyer or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated herein.

                           v)       Restrictions on Resale of the Shares. Buyer
understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and, accordingly, the Shares may not be reoffered, resold or otherwise pledged, hypothecated or transferred except (x) pursuant to an effective registration statement under the Securities Act and applicable state securities law or (y) pursuant to an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

                           vi)      Accredited Investor. Buyer is an "accredited
investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act and is purchasing the Shares for its own account and not for or on behalf of any other person or entity, and Buyer's purchase of the Shares is not with a view to any public resale or distribution thereof that would require registration under the Securities Act.

                           vii)     Investor Qualifications. Buyer can bear the
economic risk of its investment in the Shares and has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares.

                           viii)    Legend on Stock Certificates. Buyer
understands that the certificates representing the Shares shall bear the legend set forth on Exhibit A hereto.

                           ix)      No Brokers. No person acting on behalf of,
or under the authority of, Buyer is or will be entitled to any broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

                  b) Seller's and CEI's Representations and Warranties. Seller and CEI represent and warrant to, and covenant with, Buyer as follows:

                           i)       Organization. Each of Seller and CEI is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a wholly-owned subsidiary of CEI.

                           ii)      Authority. Each of Seller and CEI has the
requisite corporate power and authority, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by it of this Agreement and all other documents and instruments contemplated by this Agreement, and to consummate the transactions contemplated hereby. This Agreement, and all documents and instruments contemplated by this Agreement, have been duly and validly executed and delivered by Seller and CEI, and constitute the valid and binding obligations of Seller and CEI, enforceable against Seller and CEI in accordance with their respective terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

                           iii)     Shares. Seller owns and has valid,
marketable and unencumbered title to the Shares, free and clear of any security interest, mortgage, pledge, lien, charge, restriction (including any restriction on transfer, other than restrictions on transfer under the federal securities laws) or encumbrance of any nature whatsoever (collectively, "Liens"). Except for this Agreement, neither Seller nor CEI is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of the Shares. Upon delivery by Seller of the Shares to Buyer at the Closing, valid, marketable and unencumbered title to the Shares, free and clear of any Lien, will pass to Buyer. The Shares have been duly authorized, validly issued and are fully paid and nonassessable.

                           iv)      Outstanding Common Stock; Repurchases. As of
September 30, 2001, the Company had 572,852,365 shares of its Class A common stock outstanding and since September 30, 2001, the Company has not engaged in any repurchases of shares of its Class A common stock.

                           v)       Listing. The Shares have been listed and
admitted to trading on the New York Stock Exchange.

                           vi)      Consents. The execution, delivery and
performance of this Agreement by Seller and CEI and the consummation by Seller and CEI of the obligations and transactions contemplated hereby do not require any consent of, authorization by, exemption from, filing with, or notice to, any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, any stock exchange or any other individual, corporation, partnership, joint venture, limited liability company, limited partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, except for such reports with respect to this transaction as may be required to be filed by Seller and CEI with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           vii)     No Conflict With Other Agreements. The
execution, delivery and performance of this Agreement and any other related documents and instruments contemplated herein, and the consummation of the transactions contemplated hereby, by Seller and CEI will not (a) conflict with or result in a breach of any provision of Seller's or CEI's certificate of incorporation or bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture or other contract to which Seller or CEI is a party or by which any of their respective properties or assets are bound or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state laws and regulations) applicable to Seller or CEI or by which any of their respective properties or assets are bound or affected, except in the case of clauses (b) or
(c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated herein.

                           viii)    SEC Reports. To the best knowledge of Seller
and CEI, the registration statements, reports and other documents filed by the Company with the SEC during the twelve month period preceding the date of this Agreement (the "SEC Reports") have been duly and timely filed, were in substantial compliance with the requirements of their respective forms when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To the best knowledge of Seller and CEI, since June 30, 2001, there has been no change in the financial condition, results of operations, business or properties of the Company that, individually or in the aggregate, has had, or could be reasonably expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           ix)      No Brokers. No person acting on behalf of,
or under the authority of, Seller, CEI or the Company is or will be entitled to any broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

                           x)       No Transfer Taxes. There will not be any
stock transfer taxes due or payable in connection with the transactions contemplated by this Agreement.

                  c) Survival of Representations and Warranties. All representations, warranties and covenants made by Buyer, Seller and CEI hereunder shall survive the Closing.

         4. Conditions Precedent to Obligation of Buyer. The obligation of Buyer to acquire the Shares is subject to the satisfaction or the waiver by Buyer of the following conditions prior to, or contemporaneously with, the Closing, unless otherwise indicated:

                  a) The representations and warranties made by Seller and CEI in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  b) Seller shall have delivered the Shares in accordance with
Section 2 hereof.

                  c) The Company shall have executed and delivered to Buyer a registration rights agreement substantially in the form set forth as Exhibit B hereto.

                  d) Seller shall have caused to be delivered to Buyer a legal opinion of Dow, Lohnes & Albertson, PLLC substantially in the form attached as Exhibit C hereto.

         5. Conditions Precedent to Obligations of Seller. The obligation of Seller to sell the Shares is subject to the satisfaction or the waiver by Seller of the following conditions prior to, or contemporaneously with, the Closing, unless otherwise indicated:

                  a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  b) Buyer shall have paid the Purchase Price in accordance with
Section 2 hereof.

         6. Confidentiality. No party may disclose to any person any of the terms, conditions or other facts respecting the transactions contemplated by this Agreement without the prior consent of the other party, except as required by applicable law.

         7. Governing Law; Severability. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

         8. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         9. Effect and Construction of this Agreement. This Agreement embodies the entire agreement and understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. No amendment, no waiver of compliance with any provision hereof, and no consent provided herein shall be effective unless evidenced by an instrument in writing, signed by the parties hereto.

         10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                           (i)      If to Seller:

                           Cox Holdings, Inc.
                           3993 Howard Hughes Parkway, Suite 250
                           Las Vegas, NV  89109
                           Facsimile No.: 702-866-2244
                           Attn: Richard F. Klumpp, Assistant Secretary

                           with a copy to:
                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W., Suite 800
                           Washington, D.C.  20036-6802
                           Facsimile No.: 202-776-2222
                           Attn: Stuart A. Sheldon

                           (ii)    If to CEI:

                           Cox Enterprises, Inc.
                           1400 Lake Hearn Drive
                           Atlanta, Georgia  30319
                           Facsimile No.: 404-843-5142
                           Attn: Richard J. Jacobson, Treasurer

                           with a copy to:
                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W., Suite 800
                           Washington, D.C.  20036-6802
                           Facsimile No.: 202-776-2222
                           Attn: Stuart A. Sheldon

                           (iii)   If to Buyer, to:

                           Bill & Melinda Gates Foundation
                           2365 Carillon Point
                           Kirkland, WA 98033
                           Facsimile No.:  425-893-8758
                           Attn: Michael Larson

                           with a copy to:
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Facsimile No.: 212-558-3588
                           Attn: John P. Mead

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto (provided that any such notice shall be deemed given only upon receipt).

         11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         12. Assignment. No party may assign any right or obligation hereunder without the prior written consent of the other party hereto.

         13. Expenses. Each party to this Agreement shall bear its own fees and expenses in connection with the sale of the Shares and the negotiation, execution and delivery of this Agreement.

         14. Name, Captions. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         15. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same agreement.

                        [END OF PAGE. SIGNATURES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

                                    SELLER:

                                    COX HOLDINGS, INC.


                                    By:   /s/ Richard J. Jacobson
                                       -----------------------------
                                    Name:  Richard J. Jacobson
                                    Title: Treasurer


                                    COX ENTERPRISES, INC.


                                    By:   /s/ Richard J. Jacobson
                                       -----------------------------
                                    Name:  Richard J. Jacobson
                                    Title: Treasurer


                                    BUYER:

                                    BILL & MELINDA GATES FOUNDATION


                                    By:      /s/ Michael Larson
                                       -----------------------------
                                    Name:  Michael Larson
                                    Title: Authorized Signatory

                                    EXHIBIT A
                               CERTIFICATE LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT (OR AN APPLICABLE EXEMPTION THEREFROM) OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    EXHIBIT B
                          REGISTRATION RIGHTS AGREEMENT


                          [Contained in Exhibit 7.04.]

                                    EXHIBIT C
                             FORM OF LEGAL OPINIONS

(1) Each of Seller and CEI is a corporation validly existing and in good standing under the laws of the State of Delaware.

(2) Seller has the requisite corporate power and authority, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by it of the Purchase Agreement and to consummate the transactions contemplated thereby. The Purchase Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

(3) CEI has the requisite corporate power and authority, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by it of the Purchase Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby. The Purchase Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by CEI and constitute the valid and binding obligations of CEI, enforceable against CEI in accordance with their respective terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

(4) Assuming that the text of Article 8 of the Uniform Commercial Code ("UCC") as adopted in all relevant jurisdictions is identical in all relevant respects to the text of Article 8 of the UCC as adopted in the District of Columbia and the State of Georgia, and assuming that you give value (as that term is defined in Section 1-201 of the UCC) for the Shares pursuant to the terms of the Purchase Agreement, that you have control (as that term is defined in Section 8-106 of the UCC) of certificates for the Shares and that you do not have notice (as that term is defined in Section 1-201 and Section 8-105 of the UCC) of any adverse claim (as that term is defined in Section 8-102(a)(1) of the
UCC), you will acquire the Shares free of any such adverse claim. Except for the Purchase Agreement, to our knowledge, neither Seller nor CEI is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of the Shares. The Shares have been duly authorized, validly issued and are fully paid and nonassessable.

(5) The execution, delivery and performance of the Purchase Agreement by Seller and the consummation by Seller of the obligations and transactions contemplated thereby do not require under Applicable Law any consent of, authorization by, exemption from, filing with, or notice to, any federal, Georgia or District of Columbia government, department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any federal, Georgia or District of Columbia court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, except for such reports as may be required to be filed by Seller with respect to the transaction contemplated by the Purchase Agreement with the Securities and Exchange

Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder.

(6) The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by CEI and the consummation by CEI of the obligations and transactions contemplated by the Purchase Agreement do not require under Applicable Law any consent of, authorization by, exemption from, filing with, or notice to, any federal, Georgia or District of Columbia government, department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any federal, Georgia or District of Columbia court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, except for such reports as may be required to be filed by CEI with respect to the transaction contemplated by the Purchase Agreement with the SEC under Exchange Act, and the rules and regulations of the SEC promulgated thereunder and, with respect to the Registration Rights Agreement, such documents or instruments required to be filed with the SEC, the National Association of Securities Dealers, Inc. or with state securities regulators in connection with registrations contemplated thereby.

(7) The execution, delivery and performance of the Purchase Agreement and any other related documents and instruments contemplated therein and the consummation of the transactions contemplated thereunder by Seller will not (a) conflict with or result in a breach of any provision of Seller's certificate of incorporation or bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or require any consent under any Identified Agreement or (c) result in a violation of any Applicable Law applicable to Seller or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated therein.

(8) The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement and any other related documents and instruments contemplated by the Purchase Agreement, and the consummation of the transactions contemplated by the Purchase Agreement by CEI will not (a) conflict with or result in a breach of any provision of CEI's certificate of incorporation or bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or required any consent under any Identified Agreement or (c) result in a violation of any Applicable Law applicable to CEI or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated therein.

(9) CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(10) CCI has the requisite corporate power and authority, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by it of the Registration Rights Agreement and to consummate the transactions contemplated thereby. The Registration Rights Agreement has been duly and validly executed and delivered by CCI and constitutes the valid and binding obligation of CCI, enforceable against CCI in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the rights of creditors or by general equitable principles.

(11) The execution, delivery and performance of the Registration Rights Agreement by CCI and the consummation by CCI of the obligations and transactions contemplated thereby do not require under Applicable Law any consent of, authorization by, exemption from, filing with, or notice to, any federal, Georgia or District of Columbia government, department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any federal, Georgia or District of Columbia court, judicial, administrative or arbitral body or public or private tribunal exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, except for such documents or instruments required to be filed with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or with state securities regulators in connection with registrations contemplated by the Registration Rights Agreement.

(12) The execution, delivery and performance of the Registration Rights Agreement by CCI will not (a) conflict with or result in a breach of any provision of CCI's certificate of incorporation or bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or require any consent under, any Identified Agreement or
(c) result in a violation of any Applicable Law applicable to CCI or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated therein.